As filed with the Securities and Exchange Commission on July 13, 2000
                                                  Registration No. 333-_________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 FOOTSTAR, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

               Delaware                              22-3439443
               --------                              ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             933 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                            ------------------------
    (Address, including zip code of registrant's principal executive offices)

                                 Footstar, Inc.
                           2000 Equity Incentive Plan
                           --------------------------
                            (Full title of the Plan)

                             Maureen Richards, Esq.
                     General Counsel and Corporate Secretary
                             933 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 934-2000
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                              Warren J. Casey, Esq.
                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-6300


                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
  Title of Securities         Amount to be          Proposed Maximum       Proposed Maximum           Amount of
    to be Registered         Registered (1)          Offering Price       Aggregate Offering      Registration Fee
                                                     Per Share (2)               Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value         2,000,000             $37.09                  $74,180,000.00         $19,583.52
$.01 per share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


---------------------

         (1) Estimated solely for the purpose of calculating the registration fee based upon the Registrant's current estimate of shares of Common Stock issuable pursuant to the Footstar, Inc. 2000 Equity Incentive Plan (the "Plan"). Also includes, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan.

         (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 11, 2000.

                                     PART I
             INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information

         Not required to be filed with this Registration Statement.

ITEM 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Documents Incorporated By Reference

         The following documents filed by Footstar, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the year ended January 1, 2000, filed on March 31, 2000.

    2. The Company's Current Report on Form 8-K dated February 16, 2000 and filed with the Commission on February 22, 2000 reporting the Company's 1999 fourth quarter and full year financial results and the authorization of the Company's Fifth Share Repurchase Program.

    3. The Company's Current Report on Form 8-K dated March 7, 2000 and filed with the Commission on March 22, 2000 reporting the Company's acquisition of certain assets of Just For Feet, Inc., the athletic footwear and apparel retailer, on March 7, 2000 for $66.8 million, subject to post-closing adjustments.

    4. The Company's Current Report on Form 10-Q for the quarter ended April 1, 2000, filed with the Commission on May 15, 2000.

    5. The Company's Current Report on Form 8-K dated and filed with the Commission on May 22, 2000 reporting that the Company's integration of Just For Feet, Inc. is ahead of plan and announcing the Company's second quarter earnings.

    6. The Company's amended Current Report on Form 8-K/A dated March 7, 2000 and filed on May 22, 2000 incorporating the financial statements and pro forma financial information with the Commission and related documents regarding the Company's acquisition of certain assets of Just For Feet, Inc. on March 7, 2000.

    7. The description of the Company's Common Stock contained in the Form 10/A Information Statement dated September 25, 1996, including any amendment thereto or report filed for the purpose of updating such description.

         All documents hereafter filed by the Company or the Footstar, Inc. 2000 Equity Incentive Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers

         Indemnification. Article Ninth of the Amended and Restated Certificate of Incorporation of the Company provides that the corporation shall indemnify its present and former officers and directors serving at its request against expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding to the fullest extent permitted by Delaware law. The right to indemnification conferred in Article Ninth of the Amended and Restated Certificate of Incorporation of the Company also includes the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by such person of any improper personal benefit.

         Limitation on Liability. Article Ninth of the Amended and Restated Certificate of Incorporation of the Company provides:

                  A director of the Corporation shall, to the fullest extent permitted by Delaware Law, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 102 of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving intentional misconduct or a knowing violation of law, (c) involving the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (d) resulting in receipt by such person of any improper personal benefit.

         Insurance. Article Ninth of the Amended and Restated Certificate of Incorporation authorizes the corporation to purchase and maintain insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him against such liability under Delaware law.

ITEM 7.  Exemption from Registration Claimed

         Not applicable.

ITEM 8.  Exhibits

  5        Opinion of Pitney, Hardin, Kipp & Szuch LLP

  10.11 Footstar, Inc. 2000 Equity Incentive Plan (incorporated by reference to the Company's 1999 Annual Report on Form 10-K)

  15       Accountants' Acknowledgement

  23.1     Consent of KPMG LLP

  23.2 Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

ITEM 9.    Undertakings

  1.     The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on July 11, 2000.


                                      FOOTSTAR, INC.

                                           J.M. ROBINSON
                                      By:  _______________________________
                                           J. M. Robinson
                                           Chairman of the Board,
                                           Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                                   Title                                Date
---------                                                   -----                                ----
CARLOS E. ALBERINI
--------------------------------------------     Senior Vice President and                   July 11, 2000
Carlos E. Alberini                                Chief Financial Officer

ROBERT A. DAVIES                                          Director                           July 9, 2000
--------------------------------------------
Robert A. Davies, III

GEORGE S. DAY                                             Director                           July 7, 2000
--------------------------------------------
George S. Day

STANLEY P. GOLDSTEIN                                      Director                           July 11, 2000
--------------------------------------------
Stanley P. Goldstein

TERRY R. LAUTENBACH                                       Director                           July 8, 2000
--------------------------------------------
Terry R. Lautenbach

BETTYE MARTIN MUSHAM                                      Director                           July 7, 2000
--------------------------------------------
Bettye Martin Musham

KENNETH S. OLSHAN                                         Director                           July 10, 2000
--------------------------------------------
Kenneth S. Olshan

NEELE K. STEARNS, JR.                                     Director                           July 7, 2000
--------------------------------------------
Neele E. Stearns, Jr.



                                INDEX TO EXHIBITS


Exhibit 5         Opinion of Pitney, Hardin, Kipp & Szuch LLP

Exhibit 10.11 Footstar, Inc. 2000 Equity Incentive Plan (incorporated by reference to the Company's 1999 Annual Report on Form 10-K)

Exhibit 15        Accountants' Acknowledgement

Exhibit 23.1      Consent of KPMG LLP

Exhibit 23.2      Consent of Pitney,  Hardin, Kipp & Szuch LLP (included in
                  Exhibit 5 hereto)